Exhibit 99.1
Xos Extends Profitability Streak with Strong Q3 2025 Performance and Positive Operating Cash Flow
Delivered 130 units and generated $16.5 million in revenue

Achieved 15.3% Gross Margin and a second consecutive quarter of positive free cash flow

Continued cost discipline with 24% year-over-year reduction in third quarter operating expenses

LOS ANGELES, CA – November 13, 2025 – Xos, Inc. (NASDAQ: XOS) (“Xos” or the “Company”), a leader in electric commercial vehicles and mobile charging solutions, today reported financial results for the third quarter ended September 30, 2025. Building on its momentum, Xos delivered another profitable and cash-positive quarter—further proof of its relentless drive toward sustainable growth and operational excellence.
Third Quarter 2025 Highlights:
•Xos delivered 130 units (including leases) and generated $16.5 million in revenue, compared to 135 units and $18.4 million in the second quarter of 2025 and 94 units and $15.8 million in the third quarter of 2024. While revenue was recognized for 130 units, the Company shipped a total of 140 units, including an additional 10 stripped chassis sent to its upfitter in support of the previously announced UPS order. Revenue for these units is expected to be recognized in upcoming quarters, reflecting continued delivery momentum and strong customer demand.
•Gross margins climbed to 15.3%, a significant improvement from 8.8% in the second quarter of 2025, showcasing a more diverse customer mix across our unit deliveries. While down from 18.1% in the prior-year period due to product mix and tariff impacts, this quarter highlights Xos’s ability to expand margins sequentially and execute efficiently despite external headwinds.
•The Company reported an operating loss of $7.0 million and a non-GAAP operating loss of $4.8 million in the third quarter, compared to a loss of $7.1 million and a non-GAAP operating loss of $6.9 million in the second quarter of 2025, and a loss of $9.7 million and a non-GAAP operating loss of $6.6 million in the third quarter of 2024. Operating expenses decreased by $3.0 million, or 24% year-over-year, underscoring the team’s strong execution, cost discipline, and relentless focus on improving operational performance.
•Xos achieved positive net cash provided by operating activities and positive free cash flow of $3.1 million, marking its second consecutive quarter of positive free cash flow and another major step toward sustained profitability. This performance reflects meaningful improvements in the Company’s operating model, including faster inventory turnover and more efficient receivables collection, which have driven stronger cash generation and improved working capital efficiency. As a result, Xos ended the quarter with $14.1 million in cash and cash equivalents, up from $8.8 million in the second quarter of 2025, highlighting growing financial flexibility and momentum toward long-term, sustainable growth.
•Xos strengthened its balance sheet by amending its outstanding $20 million Convertible Note, originally due August 11, 2025, to spread principal payments over ten quarterly installments ending February 11, 2028. This amendment enhances liquidity, extends the Company’s financial runway, and positions Xos for long-term stability and growth.
•The Company raised $2.4 million, net of offering costs, under its at-the-market offering program during the third quarter of 2025, further reinforcing liquidity and providing additional capital to support continued growth and expansion initiatives.
•Xos reached an agreement with the lessor of its Mesa, Arizona manufacturing facility to terminate the lease, resulting in estimated cash savings of $20.7 million through 2033. This strategic move unlocks meaningful long-term savings and demonstrates the Company’s proactive approach to optimizing its cost structure and focusing resources where they drive the greatest value.

“Q3 was another proof point of what this team can do,” said Dakota Semler, Chief Executive Officer of Xos. “We followed our strongest quarter ever with another period of disciplined execution, positive free cash flow, and sustained profitability progress. These results reflect the strength of our products, the efficiency of our operations, and the passion of our people. Xos is executing with consistency, building scale with intention, and proving that our model works, not just for today, but for the future we’re creating.”
Third Quarter 2025 Financial Highlights

(in millions)	30 Sep 2025	30 Jun 2025	31 Dec 2024
Cash and cash equivalents	$14.1	$8.8	$11.0
Inventories	$25.2	$31.0	$36.6

	Three Months Ended
(in millions)	30 Sep 2025	30 Jun 2025	30 Sep 2024
Revenues	$16.5	$18.4	$15.8
Gross profit	$2.5	$1.6	$2.9
Non-GAAP gross profit (1)	$2.6	$0.3	$3.7
Loss from operations	$(7.0)	$(7.1)	$(9.7)
Net income (Loss)	$2.1	$(7.5)	$(10.5)
Non-GAAP operating loss(1)	$(4.8)	$(6.9)	$(6.6)
____________________________
(1) For further information about how we calculate Non-GAAP financial measures, such as Non-GAAP gross profit, Non-GAAP operating loss, and free cash flow, see below for the reconciliations of GAAP to non-GAAP financial measures provided in the tables included in this release.

2025 Outlook:
Xos is maintaining its revenue and Unit Delivery outlook for 2025, and its previously revised outlook for 2025 Non-GAAP operating loss, as follows:

Revenue	$50.2 to $65.8 million
Non-GAAP operating loss (1)	$26.9 to $24.4 million
Unit Deliveries (2)	320 to 420 units
____________________________
(1) This press release does not provide a forward-looking reconciliation from Non-GAAP operating loss to net loss, the most directly comparable GAAP measure, due to the uncertainty and the potential variability of inputs of the financial information. For the same reason, we are unable to address the probable significance of the unavailable information.

(2) Unit deliveries forecast includes stepvans, stripped chassis and our powertrain and Xos Hub products.

“We delivered another quarter of positive gross margins and positive cash flow from operating activities, underscoring the strength of our operating discipline and the continued improvement in our unit economics,” said Liana Pogosyan, Chief Financial Officer of Xos. “Our tighter control over inventory, faster receivables collection, and disciplined cash management are driving meaningful gains in efficiency and cash generation. These improvements not only strengthened our balance sheet but also accelerated our progress toward sustained growth and profitability. In addition, the successful launch of our ATM program, which generated $2.4 million in net proceeds, further enhances our liquidity and positions Xos to seize the opportunities ahead.”
The outlook provided above is based on management beliefs and expectations as of the date of this press release. The results are based on assumptions that are believed to be reasonable as of this date, but may be materially affected by many factors, as discussed below in our “Cautionary Statement Regarding Forward-Looking Statements” disclaimer. Actual results may vary from the outlook above and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Conference Call and Webcast Details
Date / Time:        Thursday, November 13, 2025, at 4:30 p.m. ET / 1:30 p.m. PT
Webcast:     https://viavid.webcasts.com/starthere.jsp?ei=1737174&tp_key=1fac6e6a2a
U.S. Toll-Free Dial In:    1-833-816-1411
International Dial In:    1-412-317-0507
To access the call by phone, please dial in to one of the above numbers approximately ten minutes before the start of the call. Alternatively, guests may be connected to the call through ViaVid's Call me™ feature by navigating to:
https://callme.viavid.com/?$Y2FsbG1lPXRydWUmcGFzc2NvZGU9JmluZm89Y29tcGFueSZyPXRydWUmYj0xNg==
and using the Passcode 9921275.
For those unable to participate in the live call, an audio replay will be available following the call through midnight Thursday, November 13, 2025. To access the replay, please call 1-844-512-2921 or 1-412-317-6671 (International) and enter access code 10203396. A replay of the webcast will also be archived shortly after the call and can be accessed on the Company's website for 12 months.
About Xos, Inc.
Xos is a leading technology company, electric truck manufacturer, and fleet services provider for battery-electric fleets. Xos vehicles and fleet management software are purpose-built for medium- and heavy-duty commercial vehicles that travel on last-mile, back-to-base routes. The company leverages its proprietary technologies to provide commercial fleets with battery-electric vehicles that are easier to maintain and more cost-efficient on a total cost of ownership (TCO) basis than their internal combustion engine counterparts. For more information, please visit www.xostrucks.com.
Non-GAAP Financial Measures
The financial information in this press release has been presented in accordance with United States generally accepted accounting principles (“GAAP”) as well as on a non-GAAP basis to supplement Xos's unaudited condensed consolidated interim financial results. Xos's non-GAAP financial measures include operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss and non-GAAP gross profit, which are defined below.

“Operating cash flow less CapEx (Free Cash Flow)” is defined as net cash provided by (used in) operating activities minus purchases of property and equipment.

“Non-GAAP operating loss” is defined as loss from operations adjusted for stock-based compensation, inventory write-downs and physical inventory and other adjustments.

“Non-GAAP gross profit” is defined as gross profit (loss) minus inventory write-downs and physical inventory and other adjustments.

Xos believes that the use of operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss and non-GAAP gross profit reflects additional means for management and investors to use when evaluating Xos's ongoing operating results and trends. The presentation of these measures should not be construed as an inference that Xos's future results will be unaffected by unusual or non-recurring items. It is important to note Xos's computation of operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss and non-GAAP gross profit may not be comparable to other similarly titled measures computed by other companies, because not all companies may calculate operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss and non-GAAP gross profit in the same fashion. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under GAAP when understanding Xos's operating performance. A reconciliation between historical GAAP and non-GAAP financial information is provided in this press release.
Cautionary Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding projected financial and performance information; expectations and timing related to product deliveries and customer demand; sufficiency of existing cash reserves; customer acquisition and order metrics; ability to access additional capital and Xos’s long-term strategy and future growth. These forward-looking statements may be identified by the words “anticipate,” “believe,” “continue,” “likely,” “plan,” “possible,” “project,” “potential,” “predict,” “seem,” “seek,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “target,” “opportunity,” “may,” “might,” “could,” “should,” “will,” “would,” and similar expressions and any other statements that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) Xos’s liquidity and access to capital when needed, including its ability to service its indebtedness; (ii) Xos’s ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities; (iii) cost increases and delays in production due to supply chain shortages in the components needed for the production of Xos's vehicle chassis and battery system; (iv) Xos's ability to meet production milestones and fulfill backlog orders; (v) changes in the industries in which Xos operates; (vi) variations in operating performance across competitors; (vii) changes in laws and regulations affecting Xos's business, including changes to tax incentive policies; (viii) Xos's ability to implement its business plan or meet or exceed its financial projections; (ix) Xos's limited operating history; (x) Xos's ability to retain key personnel and hire additional personnel, particularly in light of current and potential labor shortages; (xi) the risk of downturns and a changing regulatory landscape in the highly competitive electric vehicle industry; (xii) macroeconomic and political conditions; and (xiii) the outcome of any legal proceedings that may be instituted against Xos. All forward-looking statements included in this press release are expressly qualified in their entirety by, and you should carefully consider, the foregoing factors and the other risks and uncertainties described under the heading “Risk Factors” included in Xos's Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2025 and Xos's other filings with the SEC, copies of which may be obtained by visiting Xos's Investors Relations website at https://www.xostrucks.com/sec-filings or the SEC's website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Xos assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Xos does not give any assurance that it will achieve its expectations.
Contacts
Xos Investor Relations
investors@xostrucks.com
Xos Media Relations
press@xostrucks.com

Xos, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
Unaudited

(in thousands, except par value)	September 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$14,066	$10,996
Accounts receivable, net	15,375	26,870
Inventories	25,224	36,567
Prepaid expenses and other current assets	7,861	7,868
Total current assets	62,526	82,301
Property and equipment, net	4,370	6,111
Operating lease right-of-use assets, net	1,957	3,193
Other non-current assets	4,957	6,728
Total assets	$73,810	$98,333

Liabilities and Stockholders’ Equity
Accounts payable	$4,864	$8,931
Convertible debt, current	6,000	19,970
Other current liabilities	15,096	17,768
Total current liabilities	25,960	46,669
Common stock warrant liability	220	121
Other non-current liabilities	2,570	17,933
Convertible debt, non-current	14,000	—
Total liabilities	42,750	64,723

Stockholders’ Equity
Common Stock $0.0001 par value per share, authorized 1,000,000 shares, 11,287 and 8,046 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	1	1
Preferred Stock $0.0001 par value per share, authorized 10,000 shares, 0 shares issued and outstanding at September 30, 2025 and December 31, 2024	—	—
Additional paid-in capital	250,047	237,029
Accumulated deficit	(218,988)	(203,420)
Total stockholders’ equity	31,060	33,610
Total liabilities and stockholders’ equity	$73,810	$98,333

Xos, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2025	2024	2025	2024
Revenues	$16,500	$15,790	$40,772	$44,487
Cost of goods sold	13,969	12,926	35,411	36,805
Gross profit	2,531	2,864	5,361	7,682

Operating expenses
General and administrative	6,456	8,897	20,258	27,032
Research and development	2,101	2,619	6,118	8,691
Sales and marketing	968	1,039	2,329	3,261
Total operating expenses	9,525	12,555	28,705	38,984

Loss from operations	(6,994)	(9,691)	(23,344)	(31,302)

Gain on operating lease termination	9,394	—	9,394	—
Other (expense) income, net	(240)	(710)	(1,496)	251
Change in fair value of derivative instruments	(39)	(107)	(99)	(147)
Change in fair value of earn-out shares liability	—	—	—	33
Income (loss) before provision for income taxes	2,121	(10,508)	(15,545)	(31,165)
Provision (benefit) for income taxes	(2)	4	23	13
Net income (loss)	$2,123	$(10,512)	$(15,568)	$(31,178)

Net and comprehensive income (loss)	$2,123	$(10,512)	$(15,568)	$(31,178)

Net income (loss) per share
Basic	$0.22	$(1.32)	$(1.79)	$(4.26)
Diluted	$0.22	$(1.32)	$(1.79)	$(4.26)
Weighted average shares outstanding
Basic	9,688	7,984	8,690	7,321
Diluted	9,753	7,984	8,690	7,321

Reconciliation of Operating Cash Flow less CapEx (Free Cash Flow), Non-GAAP Operating Loss and Non-GAAP Gross Profit:
Operating Cash Flow less CapEx (Free Cash Flow):

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
(in thousands)	2025	2024	2025	2024	2025
Net cash provided by (used in) operating activities	$3,077	$(11,517)	$2,966	$(52,093)	$4,645
Purchase of property and equipment	—	(148)	—	(304)	—
Free-Cash Flow	$3,077	$(11,665)	$2,966	$(52,397)	$4,645
Non-GAAP Operating Loss:

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
(in thousands)	2025	2024	2025	2024	2025
Loss from operations	$(6,994)	$(9,691)	$(23,344)	$(31,302)	$(7,081)
Stock-based compensation	2,125	2,247	5,222	5,887	1,574
Inventory reserves	128	424	(2,078)	(812)	(1,689)
Physical inventory and other adjustments	(26)	377	497	509	336
Non-GAAP Operating Loss	$(4,767)	$(6,643)	$(19,703)	$(25,718)	$(6,860)

Non-GAAP Gross Profit:

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
(in thousands)	2025	2024	2025	2024	2025
Gross profit	$2,531	$2,864	$5,361	$7,682	$1,619
Inventory reserves	128	424	(2,078)	(812)	(1,689)
Physical inventory and other adjustments	(26)	377	497	509	336
Non-GAAP Gross Profit	$2,633	$3,665	$3,780	$7,379	$266